Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cognyte Software Ltd. of our report dated March 25, 2026, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Cognyte Software Ltd.’s Annual Report on Form 20-F for the year ended January 31, 2026.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 25, 2026	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited